UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Senior Credit Facilities

On March 14, 2013, Salem Communications Corporation (“Salem”) entered into new senior secured credit facilities, consisting of a term loan of up to $300.0 million (the “Term Loan”) and a revolving credit facility of up to $25.0 million (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among Salem, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Wells Fargo Securities LLC, SunTrust Robinson Humphrey, Inc. and Rabobank, N.A., as Joint Lead Arrangers and Joint Bookrunners, SunTrust Bank, as Syndication Agent, and Rabobank, N.A., as Documentation Agent.  On the closing date, Salem used the proceeds of the Term Loan to fund the purchase of its 9.625% Senior Secured Second Lien Notes due 2016 (the “2016 Notes”) accepted for purchase pursuant to its previously announced cash tender offer and consent solicitation (the “Tender Offer”), to retire all other outstanding corporate debt and to pay related fees and expenses.  Upon entry into the Term Loan and the Revolving Credit Facility, Salem’s current revolving credit facility, indebtedness due to First California Bank, and subordinated debt due to related parties will be terminated. Going forward, the proceeds of the Revolving Credit Facility will be used to provide ongoing working capital and for other general corporate purposes (including permitted acquisitions) of Salem and its subsidiaries.

The Term Loan described in the Credit Agreement has a term of seven years, and the principal amount of the Term Loan may be increased by up to an additional $60.0 million, subject to the terms and conditions of the Credit Agreement.  The new Revolving Credit Facility is a “first out” facility, which will be repaid in full prior to repayment of the Term Loan in accordance with the Credit Agreement.  The Revolving Credit Facility has a term of five years and includes a $5.0 million subfacility for standby letters of credit and a $7.5 million subfacility for swingline loans.

Borrowings under the Term Loan may be made at LIBOR (subject to a floor of 1.00%) plus a spread of 3.50% or Wells Fargo’s base rate plus a spread of 2.50%. Borrowings under the Revolving Credit Facility may be made at LIBOR or Wells Fargo’s base rate plus a spread determined by reference to Salem’s leverage ratio, as set forth in the pricing grid below.  If an event of default occurs under the Credit Agreement, the applicable interest rate may increase by 2.00% per annum.

Pricing Level	Consolidated Leverage Ratio	Base Rate Loans	LIBOR Loans
1	Less than 3.00 to 1.00	1.250%	2.250%
2	Greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00	1.500%	2.500%
3	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.750%	2.750%
4	Greater than or equal to 5.00 to 1.00 but less than 6.00 to 1.00	2.000%	3.000%
5	Greater than or equal to 6.00 to 1.00	2.500%	3.500%

Collateral:  The obligations under the Credit Agreement and the related loan documents are secured by liens on substantially all of the assets of Salem and its subsidiaries, other than certain exceptions set forth in the Security Agreement, dated as of March 14, 2013, among Salem, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (the “Security Agreement”) and such other related loan documents.

Covenants:  With respect to financial covenants, the Credit Agreement includes a minimum interest coverage ratio, which starts at 1.50 to 1.0 and steps up to 2.50 to 1.0 by 2016 and a maximum leverage ratio, which starts at 6.75 to 1.0 and steps down to 5.75 to 1.0 by 2017.  The Credit Agreement also includes other negative covenants that are customary for credit facilities of this type, including covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of Salem and its subsidiary guarantors: (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens; (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all or substantially all assets to, a third party; (viii) to prepay indebtedness; and (ix) to pay dividends.

Events of Default:  The Credit Agreement provides for the following events of default: (i) default for non-payment of any principal when due or any interest or fees within three days of the due date; (ii) the failure by Salem or any Subsidiary Guaranty to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to a grace period; (iii) any representation or warranty made pursuant to the Credit Agreement or any other loan document is materially incorrect or misleading when made; (iv) certain accelerations (including failure to pay within any grace period) of other indebtedness of Salem or any subsidiary guarantor if the amount accelerated (or so unpaid) is at least $10 million; (v) certain events of bankruptcy or insolvency with respect to Salem or any significant subsidiary; (vi) certain judgments for the payment of money and defaults relating to ERISA plans in excess of $10 million; (vii) a change of control shall have occurred; (viii) certain defaults relating to the loss of FCC Licenses; and (ix) an interruption of broadcast operations that results in a material adverse effect on Salem and its subsidiaries.  If an event of default occurs and is continuing, amounts outstanding under the Credit Agreement may be accelerated and the Administrative Agent may exercise remedies in respect of the collateral.

A copy of each of the Credit Agreement and the Security Agreement is attached as Exhibit 10.1 and 10.2, respectively, to this Form 8-K.  Reference is made to the Credit Agreement and the Security Agreement, the text of each of which is incorporated herein by reference, for their complete terms.  The foregoing descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2013, as further discussed in Item 1.01 above, Salem used a portion of the proceeds from the Term Loan together with other available funds to fund the payment of consideration and certain costs relating to the early settlement of the Tender Offer.  Accrued interest on the tendered 2016 Notes was also paid.  Also on March 14, 2013, Salem issued a notice of redemption to redeem all 2016 Notes not tendered and accepted for purchase pursuant to the Tender Offer on June 3, 2013. Concurrently with such notice of redemption, and pursuant to the satisfaction and discharge provisions of the indenture for the 2016 Notes, the indenture for the 2016 Notes was discharged.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described above in Item 1.01, on March 14, 2013, Salem entered into a new Credit Agreement.  The information included in Item 1.01 of this Report under the headings “Senior Credit Facilities” is incorporated herein by reference into this Item 2.03.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
10.1

Credit Agreement, dated as of March 14, 2013, by and among Salem Communications Corporation, as the borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Wells Fargo Securities LLC, SunTrust Robinson Humphrey, Inc. and Rabobank, N.A., as Joint Lead Arrangers and Joint Bookrunners, SunTrust Bank, as Syndication Agent, and Rabobank, N.A., as Documentation Agent

10.2

Security Agreement, dated as of March 14, 2013, by and among Salem Communications Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Administrative Agent

99.1

Press release, dated March 14, 2013, of Salem Communications Corporation entitled “Salem Communications Announces Early Settlement of its Previously Announced Tender Offer and Entry into New Credit Facilities.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: March 14, 2013	By: /s/ Evan D. Masyr
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of March 14, 2013, by and among Salem Communications Corporation, as the borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Wells Fargo Securities LLC, SunTrust Robinson Humphrey, Inc. and Rabobank, N.A., as Joint Lead Arrangers and Joint Bookrunners, SunTrust Bank, as Syndication Agent, and Rabobank, N.A., as Documentation Agent

10.2

Security Agreement, dated as of March 14, 2013, by and among Salem Communications Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Administrative Agent

99.1

Press release, dated March 14, 2013, of Salem Communications Corporation entitled “Salem Communications Announces Early Settlement of its Previously Announced Tender Offer and Entry into New Credit Facilities.”